Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 58	Trade Date: 9/8/2003
(To Prospectus dated July 22, 2002)	Issue Date: 9/11/2003

The date of this Pricing Supplement is September 8, 2003

CUSIP or Common Code:	41013MUF5	41013MUG3	41013MUH1	41013MUJ7	41013MUK4

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,531,368.75	$2,340,128.00	$4,485,690.00	$2,810,100.00	$1,004,734.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	9/15/2006	9/15/2007	9/15/2008	9/15/2011	9/15/2011

Stated Annual Interest Rate:	2.900%	3.450%	4.000%	Step: 3.500% through 9/14/2005, and 6.000% thereafter (unless called)	4.750%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Semi

First Payment Date:	10/15/2003	10/15/2003	10/15/2003	10/15/2003	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	9/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 58	Trade Date: 9/8/2003
(To Prospectus dated July 22, 2002)	Issue Date: 9/11/2003

The date of this Pricing Supplement is September 8, 2003

CUSIP or Common Code:	41013MUL2	41013MUM0	41013MUN8	41013MUP3

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,018,490.00	$3,162,667.50	$7,589,400.00	$17,894,972.50

Discounts and Commissions:	1.500%	1.750%	2.500%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	97.850%	97.600%

Maturity Date:	9/15/2013	9/15/2015	9/15/2023	9/15/2028

Stated Annual Interest Rate:	5.150%	5.600%	6.000%	6.250%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi

First Payment Date:	10/15/2003	10/15/2003	10/15/2003	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	3/15/2006 Callable one time only at 100% on call date above with 30 days notice.	9/15/2007 Callable one time only at 100% on call date above with 30 days notice.	9/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.